Exhibt 24                       POWER OF ATTORNEY


     We, the undersigned directors of Questar Corporation, hereby severally constitute R. D. Cash and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1996 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1996 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                          Title              Date



 /s/ R. D. Cash                Chairman of the Board,     2-11-97
R. D. Cash                        President & Chief
                                  Executive Officer


 /s/ Patrick J. Early                 Director           2-11-97
Patrick J. Early



 /s/ U. Edwin Garrison                Director            2-11-97
U. Edwin Garrison



 /s/ J. A. Harmon                     Director            2-11-97
J. A. Harmon



 /s/ W. Whitley Hawkins               Director            2-11-97
W. Whitley Hawkins



 /s/ William N. Jones                 Director            2-11-97
William N. Jones



 /s/ R. E. Kadlec                     Director            2-11-97
R. E. Kadlec



 /s/ Dixie L. Leavitt                 Director            2-11-97
Dixie L. Leavitt



 /s/ Gary G. Michael                  Director             2-11-97
Gary G. Michael



 /s/ Gary L. Nordloh                  Director            2-11-97
Gary L. Nordloh



 /s/ D. N. Rose                       Director            2-11-97
D. N. Rose



 /s/ Harris H. Simmons                Director            2-11-97
Harris H. Simmons